UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

March 26, 2015

Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

(Address of principal executive offices, including zip code)

(310) 207-0272

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Rubicon Project, Inc. (the “Company”) will hold its annual meeting of stockholders (the “2015 Annual Meeting”) on May 13, 2015, at 12:00 p.m., Pacific time, at the Company’s headquarters, located at 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders who intend to nominate a person for election as a director or submit a proposal regarding any other matter of business at the 2015 Annual Meeting must deliver written notice of any proposed business or nomination to the Company’s Secretary, at the address specified above, no later than the close of business on April 5, 2015 (which is the tenth day following the date of filing of this Current Report on Form 8-K, which provides the first public announcement of the date of the 2015 Annual Meeting). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Company’s Bylaws in order to be considered at the 2015 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date: March 26, 2015	By:	/s/ Brian W. Copple
Brian W. Copple
General Counsel and Secretary